EXHIBIT (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of
OMI CORPORATION
Pursuant to the Offer to Purchase
dated April 27, 2007

of
OMAHA, INC.
a jointly owned subsidiary of
TEEKAY SHIPPING CORPORATION
(through TEEKAY ACQUISITION HOLDINGS LLC)
and
A/S DAMPSKIBSSELSKABET TORM
     This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.50 per share, including the associated preferred stock purchase rights, of OMI Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer and the procedures for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
Citibank N.A.

By Mail:	By Overnight Mail:

Computershare Attn: Corporate Actions — Voluntary Offer P.O. Box 43011 Providence RI 02940-3011	Computershare Attn: Corporate Actions — Voluntary Offer 250 Royall Street Canton MA 02021

By Facsimile Transmission
(For Eligible Institutions Only):
(617) 360-6810
Confirm Facsimile Transmission:
(781) 575-2332
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Corp Actions Voluntary Offer — Scan Citibank UPRR processing

Ladies and Gentlemen:
     The undersigned hereby tenders to Omaha, Inc., a corporation organized under the laws of the Republic of The Marshall Islands and a jointly owned subsidiary of Teekay Acquisition Holdings LLC (a wholly owned subsidiary of Teekay Shipping Corporation), and A/S Dampskibsselskabet TORM, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 27, 2007 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.50 per share, (the “Shares”) of OMI Corporation, a corporation organized under the laws of the Republic of The Marshall Islands, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available):	SIGN HERE

Signature(s)

Number of Shares to be tendered:

(Name(s)) (Please Print)

If delivery will be by book-entry transfer:

Name of Tendering Institution:	(Addresses)

(Zip Code)

Account Number:
(Area Code and Telephone Number)

Corp Actions Voluntary Offer — Scan Citibank UPRR processing

GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees(i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) that the certificates for such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), together with a properly completed and duly executed Letter of Transmittal (or copy thereof) together with any required signature guarantee or an Agent’s Message and any other required documents, will be delivered to the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)
Dated                                                             , 2007.
NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
Corp Actions Voluntary Offer — Scan Citibank UPRR processing